                                                                    Exhibit 10.6


                          AGREEMENT FOR CONSULTING AND
                              PROFESSIONAL SERVICES
                                      AMONG
                                RAYTHEON COMPANY,
                        RAYTHEON ENGINEERS & CONSTRUCTORS
                               INTERNATIONAL, INC.
                                       AND
                      WASHINGTON GROUP INTERNATIONAL, INC.


      THIS AGREEMENT ("AGREEMENT") for Consulting and Professional Services (together with the Attachments hereto) is dated and effective as of January 23, 2002 (the "EFFECTIVE DATE"), and is hereby made and entered into by and among RAYTHEON COMPANY, a Delaware corporation ("RAYTHEON"), RAYTHEON ENGINEERS & CONSTRUCTORS INTERNATIONAL, INC., a Delaware corporation ("RECI" and collectively with Raytheon, "CLIENT"), each having a place of business located at 141 Spring Street, Lexington, Massachusetts 02421, and WASHINGTON GROUP INTERNATIONAL, INC., an Ohio corporation (hereinafter "CONSULTANT" or "WASHINGTON") having a place of business located at 510 Carnegie Center, Princeton, New Jersey 08540.

      WHEREAS, on May 14, 2001, Consultant and its ultimate corporate parent, Washington Group International, Inc., a Delaware corporation ("WGI DELAWARE"), filed voluntary bankruptcy petitions (the "BANKRUPTCY FILING") in the United States Bankruptcy Court (the "BANKRUPTCY COURT") for the District of Nevada;

      WHEREAS, Client and WGI Delaware and certain of their subsidiaries have entered into that certain Settlement Agreement dated as of January 23, 2002 (the "SETTLEMENT AGREEMENT"), pursuant to which the parties thereto have agreed to resolve certain outstanding claims;

      WHEREAS, pursuant to the Settlement Agreement, the parties hereto agreed to enter into this Agreement;

      WHEREAS, pursuant to that certain Agreement For Consulting And Professional Services between Raytheon and Consultant, dated as of March 20, 2001 (as amended to date, the "SITHE SERVICES AGREEMENT"), Raytheon and Consultant entered into certain arrangements with respect to which Consultant has provided and will continue to provide certain services relating to two projects located in Massachusetts, known as the "Sithe Mystic" and Sithe Fore River" projects;

      WHEREAS, pursuant to that certain Project Completion Agreement, dated as of November 16, 2001 (the "RED OAK PCA"), between Raytheon and the Consultant, Consultant agreed to provide certain services in connection with the Red Oak project located in Red Oak, New Jersey;

      WHEREAS, pursuant to (i) that certain Project Completion Agreement, dated as of November 16, 2001 (the "ILIJAN SUPPLY PCA", between Raytheon, Mitsubishi Corporation and a subsidiary of Consultant, United Engineers International, Inc. ("UEI"), and (ii) that certain Project Completion Agreement, dated as of November 16, 2001 (the "ILIJAN CONSTRUCTION PCA" and together with the Ilijan Supply PCA, the "ILIJAN PCAS"), between Raytheon, Mitsubishi Corporation and a subsidiary of Consultant, Raytheon Ebasco Overseas Limited ("REOL"), UEI and REOL agreed to provide certain services to Raytheon in connection with the Ilijan project located in the Philippines;


                                      -1-
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      WHEREAS, pursuant to a letter agreement, dated January 9, 2001 ("PUERTO
PLATA AGREEMENT"), among WGI Delaware, Raytheon and Lexington Insurance relating to the Puerto Plata project, WGI Delaware and certain of its Affiliates are performing certain work relating to the SD boiler;

      WHEREAS, Client or its affiliates have provided letters of credit, corporate guarantees, or surety bonds (collectively, "SUPPORT AGREEMENTS") in connection with a number of projects, including the Saltend, Damhead, Jindal, Posven, Ratchaburi, Tallahassee, Acme, Ezhou, Egypt Electric, NACIC and Clear Alaska projects described in ANNEX A-1; these projects and any other project with respect to which (i) Client has provided Support Agreements and (ii) Consultant or WGI Delaware or another one of their respective subsidiaries (collectively referred to as "AFFILIATES" of Consultant) has rejected contracts as part of the Bankruptcy Filing, is referred to herein as a "PROJECT"; however, the term "Project" as used in this Agreement does not include the Ilijan, Red Oak, Sithe Mystic, Sithe Fore River or Puerto Plata projects, as those are the subject of separate arrangements between Consultant and its Affiliates and Client, and does not include any project that was being performed by Washington International B.V., including those described in ANNEX A-2 hereto;

      WHEREAS, Client wishes to retain Consultant to perform certain services from time to time as requested by Client;

      WHEREAS, Washington is willing to undertake the performance of such services only as provided for in the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, the parties agree as follows:

1.    DEFINED TERMS

      Capitalized terms used without definition in this Agreement have the meanings given to such terms in the Settlement Agreement.

      In addition, as used in this Agreement, the following terms have the following meanings:

      "ACCRUED COSTS" means any Labor Costs, Out-of-Pocket Costs or Taxes payable to Consultant pursuant hereto which have not been paid by Client.

      "ALLOWABLE COSTS" means any current Labor Costs, Out-of-Pocket Costs, and Taxes, and any Accrued Costs, that are required to be paid to Consultant hereunder. Unless otherwise specified in any applicable Work Order, for purposes of determining Allowable Costs, any personnel assigned to overseas Projects will charge for all of their time spent during their overseas deployment to the applicable Project, unless they actually work on other matters not subject to this Agreement.

      "LABOR COSTS" means the labor costs, including general and administrative costs, incurred by Consultant with respect to any Completion Services pursuant hereto, and calculated in accordance with the rates and charges referred to in
Section 12(a).

      "OUT-OF-POCKET COSTS" means the out-of-pocket costs, including payments to vendors and subcontractors, incurred by Consultant with respect to any Completion Services pursuant hereto, and calculated in accordance with the rates and charges referred to in Section 12(a), but excluding costs of


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vendors and subcontractors that Client will retain directly and pay directly, as set forth in the applicable Work Order.

      "PARTIES" means the Client and the Consultant.

      "RAYTHEON PARTIES" means the Client and their subsidiaries and affiliates.

      "SEPARATE AGREEMENTS" means the Sithe Services Agreement, the Red Oak PCA, the Ilijan PCAs and the Puerto Plata Agreement.

      "SEPARATE PROJECTS" means the Sithe Mystic, Sithe Fore River, Red Oak, Ilijan and Puerto Plata projects.

      "TAX AGREEMENT" means the Disaffiliation Tax Sharing Agreement, dated as of April 14, 2000, between Raytheon and WGI Delaware.

      "TAXES" means any taxes estimated to be levied, collected, assessed or imposed by any government or government agency in connection with Consultant's performance of the Completion Services, including, without limitation, any gross receipts, franchise, sales, use, registration, excise, stamp, occupation, license and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings of whatever nature (including, interest, penalties, or additions to tax in respect of the foregoing, where (i) Client has failed to pay any of the foregoing or (ii) Client has failed to timely provide advance funding requested by Consultant, and Consultant is required to pay the foregoing, in accordance with the terms of this Agreement), and including, unless otherwise specified in an applicable Work Order, the cost of tax equalization of Consultant's employees (but not including the income taxes of Consultant or its employees) payable by Consultant in connection with the performance of its obligations hereunder.

      "WGI PARTIES" means the Consultant and its subsidiaries and affiliates.

      "WORK ORDER" has the meaning set forth in Section 2(d) of this Agreement.

      In addition, the following terms as used in this Agreement are defined elsewhere in this Agreement in the sections noted below:

                    DEFINED TERMS         SECTION WHERE DEFINED
                    -------------         ---------------------
             AAA                          18(b)(i)
             Affiliates                   Preamble
             Bankruptcy Court             Preamble
             Bankruptcy Filing            Preamble
             Client                       Preamble
             Completion Services          2(a)
             Consultant                   Preamble
             Effective Date               Preamble
             Fee                          12(a)
             Ilijan Construction PCA      Preamble
             Ilijan PCAs                  Preamble
             Ilijan Supply PCAs           Preamble
             Indemnitees                  6(b)
             Losses                       4(a)

             Partial Termination          15(c)
             Project                      Preamble
             Project Agreements           2(a)
             Project Liaisons             17(a)
             Puerto Plata Agreement       Preamble
             Raytheon                     Preamble
             RECI                         Preamble
             Red Oak PCA                  Preamble
             REOL                         Preamble
             Replacement Contractor       2(g)
             Routine Close-Out Services   2(a)
             Settlement Agreement         Preamble
             Sithe Services Agreement     Preamble
             Specified Obligations        3(a)
             Support Agreements           Preamble
             UEI                          Preamble
             Washington                   Preamble
             WGI Delaware                 Preamble
             WGI Guaranty                 19
             Work Order                   2(d)
             Work Order Liaisons          2(d)

2.    SERVICES TO BE RENDERED

      a) Consultant agrees to provide personnel under the direction of Client to undertake and perform certain services as and to the extent requested by Client from time to time in accordance with the terms and conditions herein. The services will generally include services to complete all or some of the former obligations of Consultant and its Affiliates to third parties under the rejected contracts relating to the Projects ("COMPLETION SERVICES"), including (i) completion of physical work required and (ii) any routine project close-out activities such as obtaining final payments, resolving commercial issues and disputes with clients, subcontractors and vendors, confirming warranty completion, closing out contracts and subcontracts and obtaining final releases, and making foreign statutory filings, but excluding providing any support in connection with any litigation or arbitration except as provided in Section 4(b) (with the Completion Services referred to in clause (ii) sometimes referred to as "ROUTINE CLOSE-OUT SERVICES"). For the avoidance of doubt, Consultant shall not be responsible under this Agreement for any performance guarantees, emissions guarantees, schedule guarantees, and any other guarantee or warranty set forth in the engineering, procurement and/or construction or other agreements relating to the applicable Project (the "PROJECT AGREEMENTS").

      b) The Completion Services to be performed shall be generally as described in SCHEDULE 2(b) attached hereto. From time to time, Client and Consultant may modify or expand the Completion Services by a mutually agreed upon written amendment to this Agreement. Consultant will perform the Completion Services under Client's direction and control as more fully described in a Work Order (defined below) for each Project.

      c) The Completion Services will be performed by the employees of Consultant and its Affiliates selected by Consultant and approved by Client in advance. To the extent commercially


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            practicable Consultant will furnish employees to provide Completion
            Services that have prior experience and knowledge with respect to the applicable Project. Notwithstanding the provisions of this
            Section 2, Consultant personnel shall not be required to provide any Completion Services in Pakistan or other foreign country in connection with any Project unless (i) Consultant is reasonably satisfied regarding safety and security in Pakistan or such other foreign country, and (ii) in the case of Pakistan only, Consultant is satisfied, in its sole and absolute discretion, regarding its exposure to legal liability to judgments or other legal process. In the event that Consultant is not reasonably satisfied regarding safety and security in Pakistan or such other foreign country, Consultant shall notify Client of such concerns, and the parties shall meet to discuss such concerns, and to, in good faith, enter into an alternative arrangements.

      d) In the event that Client requests Consultant to provide Completion Services with respect to a Project, Client will notify Consultant of the initial scope of Completion Services requested and the parties will meet (either in person or by conference call) to discuss the Completion Services to be provided and the appropriate staffing for the Completion Services. Within one week after such meeting, Client and Consultant will prepare and agree upon a work order that refers to this Agreement and describes the initial scope of Completion Services to be provided with respect to the Project and the initial staffing (a "WORK ORDER"). The Work Order for any Project will also designate the principal contacts for either party with respect to such Project (the "WORK ORDER LIAISONS"). Unless otherwise agreed by the Client and the Consultant, each Work Order shall generally be in the form of SCHEDULE 2(d). On any Project the applicable Work Order shall set forth all budget requirements (including the requirement for any periodic estimates), staffing plans, schedule estimates, payment terms, funding mechanics and reconciliation procedures to be applied on such Project, in the event the budget, payment and reconciliation procedures will be different from those set forth in Section 12(b). In the case of any conflict between the terms of any Work Order and the general terms contained herein, the terms of any Work Order shall control.

      e) The Completion Services also shall include provision of craft labor for each Project from time to time as requested by Client and as agreed to by the Parties in a Work Order. Such craft labor is excluded from the requirements of Section 2(c) above but any hiring of craft labor is subject to the prior approval of Client. Craft labor will be reimbursed at cost including all applicable fringe benefits, payroll taxes and insurance.

      f) Notwithstanding anything else to the contrary in this Agreement, Consultant shall recommend to Client, and the applicable Work Order shall reflect, the employees and number and type of craft labor necessary to perform Completion Services. Client shall be solely responsible for determining such level of effort necessary to perform the Completion Services in accordance with the related Work Order.

      g) In the event that Client terminates Consultant's services with respect to any Project, Client shall not solicit for employment any of the employees identified in the applicable Work Order as providing Completion Services for such Project, and Client shall use commercially reasonable efforts to cause any proposed contractor retained to replace Consultant (a "REPLACEMENT CONTRACTOR") to similarly not solicit such employees for the period beginning upon the date of this Agreement and, (i) in the case of a termination where such termination follows Consultant's receipt of a notice of and failure to timely cure or commence and continue reasonable


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            efforts to timely cure any condition or event which in the reasonable judgment of Client is likely to cause a material delay in the applicable Project schedule or cause any category of costs in the applicable Project budget to be materially exceeded or materially adversely affect the execution of the Completion Services, ending upon the date five (5) days from such notice, and
            (ii) in the case of any other termination, ending upon the date 120 days from the notice of such termination.

      h) In the event that because a particular Project had been previously performed by an Affiliate of Consultant or for any other reason, in order to effectuate the intent of this Agreement performance of any obligations of Consultant under this Agreement are required to be performed by any of Consultant's Affiliates, the Consultant will cause such Affiliate to perform the applicable obligations under this Agreement, and the Client will accept performance by such Affiliate. The Parties will describe in the applicable Work Order whether or not performance by an Affiliate of Consultant is anticipated to be required.

3.    RESPONSIBILITY FOR COMPLETION SERVICES

      a) Consultant warrants to perform the Completion Services in accordance with that degree of care and skill ordinarily exercised by members of the engineering and construction profession existing as of the date this Agreement became effective and in accordance with the performance standards that previously applied to the performance by Consultant and its Affiliates of their obligations under the applicable Project Agreements, which shall be set forth in each Work Order (in each case the "SPECIFIED OBLIGATIONS"); PROVIDED, HOWEVER, that the only remedy hereunder and Consultant's only liability, unless Consultant or one of its Affiliates has performed with willful misconduct or gross negligence, for the failure by Consultant or one of its Affiliates to perform in accordance with the Specified Obligations shall be, at Client's option, (i) termination pursuant to this Agreement or (ii) Consultant or one of its Affiliates shall re-perform all non-complying work on a cost-reimbursable basis, in accordance with the terms and conditions hereof; PROVIDED, HOWEVER, no Fee or profit of any kind shall be payable by Client with respect to such re-performance work. Notwithstanding the foregoing, Consultant or one of its Affiliates shall not be responsible under this Agreement for any performance guarantees, emissions guarantees, schedule guarantees, and any other guarantee or warranty set forth in any Project Agreements.

      b) Because Consultant and its Affiliates and their employees are under Client's direction and control, Consultant and its directors, officers, employees, agents and Affiliates shall have no liability to Client or to third parties for injuries or alleged injuries to persons (including death), or for damages or alleged damages to property, including Client's property and any Project owner's property, arising out of or in connection with these Completion Services, except to the extent arising out of Consultant's or one of its Affiliate's gross negligence or willful misconduct.

4.    CONSULTANT'S ADDITIONAL OBLIGATIONS.

      a) CONSULTANT'S INDEMNITY. In performing its obligations under this Agreement, Consultant shall be responsible for, and shall indemnify, defend and hold Client and its subsidiaries and all directors, officers, employees and/or agents of the foregoing harmless against, any and all claims, liabilities, expenses, damages, losses, costs, judgments, demands and suits (including reasonable attorneys' fees) ("LOSSES") arising from the gross negligence or willful misconduct of Consultant or its Affiliates in the performance or nonperformance of


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            Consultant's  obligations under this Agreement; PROVIDED, HOWEVER, that in any case in which Consultant uses commercially reasonable efforts to perform and comply with its obligations hereunder and takes all reasonable steps to abide by the directions of Client and the terms of this Agreement, Consultant and its Affiliates shall be deemed not to have breached such obligations.

      b) CLAIMS SUPPORT. To the extent requested by Client for a particular Project, as part of the Completion Services, Consultant shall use commercially reasonable efforts to diligently pursue, settle, investigate, negotiate (or, as necessary, defend) change orders and claims for equitable adjustment and other claims relating to the performance of Completion Services pursuant to this Agreement with respect to that Project, including any claims for warranty or for non-complying work or delivery, against the Project owner, customers, suppliers, subcontractors, vendors and non-contract parties (collectively, "PROJECT COMPLETION CLAIMS"), other than those Project Completion Claims that Consultant reasonably believes are not commercially reasonable (and in the case of defending Project Completion Claims, that Consultant reasonably believes are not commercially reasonable to defend); PROVIDED THAT Consultant shall not be required to litigate, arbitrate or assume the defense of any Project Completion Claim in its own name, although the Consultant acknowledges that it may be sued in its own name and will be required to litigate such claim, in its own name, subject to Client's obligations to indemnify Consultant as provided in Section 6 hereof. For the avoidance of doubt, the Consultant and Client acknowledge that any claims relating to the Projects but not relating to the performance of Completion Services pursuant to this Agreement or not constituting part of the Routine Close-Out Services, including without limitation the resolution in the Bankruptcy Court of claims asserted by third parties as unsecured claims in connection with the Bankruptcy Filing, shall not be pursued or defended pursuant to the terms of this Agreement, but shall be subject to the terms set forth in the Settlement Agreement.
             Consultant's pursuit or defense, if any, of Project Completion
            Claims shall be at the direction and under the control of Client. Consultant shall use commercially reasonable efforts to assist Client in pursuing, litigating, arbitrating or defending against any Project Completion Claims, and Client shall take the lead role in such process. In the event that Consultant reasonably believes such Project Completion Claims are not commercially reasonable, or that the defense of such Project Completion Claims is not commercially reasonable, and Client wishes to pursue or defend such Project Completion Claim, Consultant agrees to provide, diligently and in good faith, all documentation, information, access, and access to (but not use of) personnel requested by Client. Without limiting the generality of the foregoing, it shall be deemed reasonable for Client to request to meet with witnesses in advance of any testimony they may be asked or required to give at a deposition or hearing of any sort relating to Project Completion Claims and to have the witnesses furnished by Consultant travel to the location of any hearing

      c) GOOD STANDING. Consultant shall maintain its existence and good standing and the existence and good standing of any Affiliate performing Completion Services, until performance is completed.

      d) PERMITS AND LICENSES. Consultant shall maintain the existence and effectiveness of all permits necessary for performance by Consultant or its Affiliates of any Completion Services hereunder, and such maintenance shall constitute part of the Completion Services to be performed by Consultant under this Agreement.

5.    WARRANTY EXCLUSION


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      a)    Consultant's sole liability to Client for any Completion Services that fail to meet the standard set forth in Section 3(a) or set forth in any Work Order and that do not constitute gross negligence or willful misconduct, shall be to reperform the non-conforming Completion Services, written notice of which must be promptly given after discovery by Client to Consultant. Consultant's obligation for reperformance of non-conforming Completion Services shall begin at Work Order completion, and extend for a term of one (1) year thereafter. Any costs of reperformance will be an Allowable Cost under this Agreement, but Consultant will not be entitled to any Fee for such reperformance. The Consultant's liability for gross negligence or willful misconduct is set forth in Section 4(a).

      B) THE ONLY WARRANTIES MADE BY CONSULTANT ARE THOSE EXPRESSLY ENUMERATED IN SECTION 3 ABOVE. ANY OTHER STATEMENTS OF FACT OR DESCRIPTIONS EXPRESSED IN THIS AGREEMENT OR ANY ATTACHMENTS HERETO SHALL NOT BE DEEMED TO CONSTITUTE A WARRANTY OF THE COMPLETION SERVICES OR ANY PART THEREOF. THE WARRANTIES SET FORTH IN SECTION 3
            A) ABOVE ARE EXCLUSIVE AND IN LIEU OF ANY AND ALL OTHER WARRANTIES, WHETHER STATUTORY, EXPRESS, OR IMPLIED (INCLUDING BUT NOT LIMITED TO ANY AND ALL WARRANTIES OF MERCHANTABILITY AND/OR FITNESS FOR ANY PARTICULAR PURPOSE(S) AND ANY AND ALL WARRANTIES ARISING FROM COURSE OF DEALING AND/OR USAGE OF TRADE). THE REMEDIES PROVIDED IN SECTION 5(a) ABOVE ARE CLIENT'S SOLE AND EXCLUSIVE REMEDIES FOR ANY FAILURE OF CONSULTANT TO COMPLY WITH THE WARRANTIES IN SECTION (3a) AND ARE EXPRESSLY IN LIEU OF ANY AND ALL OTHER WARRANTIES OF ANY KIND WHATSOEVER, AS STATED ABOVE. EXCEPT AS PROVIDED IN SECTION 4(a) WITH RESPECT TO GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, CORRECTION OF ANY NONCONFORMITY IN COMPLETION SERVICES IN THE MANNER AND FOR THE PERIOD OF TIME PROVIDED ABOVE SHALL CONSTITUTE COMPLETE FULFILLMENT OF ALL THE LIABILITIES AND WARRANTIES OF CONSULTANT FOR ANY AND ALL DEFECTIVE OR NONCONFORMING COMPLETION SERVICES WHETHER THE CLAIMS OF CLIENT ARE BASED UPON CONTRACT, TORT (INCLUDING BUT NOT LIMITED TO NEGLIGENCE AND STRICT LIABILITY), ERRORS OR OMISSIONS, WARRANTIES, INDEMNITY OR OTHERWISE WITH RESPECT TO OR ARISING OUT OF ANY COMPLETION SERVICES PERFORMED HEREUNDER.

6.    QUALITY ASSURANCE; INDEMNITY BY CLIENT

      a) Performance by Consultant of any quality assurance, vendor assurance, project management, construction management, or other third party oversight or advisory services shall in no way constitute an assumption by Consultant, or by any of its suppliers or subcontractors of any tier, of, or relieve a Client or its consultants or suppliers from, any responsibility for delivery of any services, materials, equipment and documentation in strict accordance with the requirements of the consultant, manufacturer, or supplier/Client contract.

      b) Client agrees to indemnify, defend and hold harmless Consultant and its Affiliates and any and all directors, officers, employees and/or agents of the foregoing (collectively, the "INDEMNITEES") from and against any and all Losses of any kind and nature whatsoever, arising from the Consultant's performance of this Agreement.

      c) Notwithstanding paragraph (b) above, or any provision to the contrary contained herein, Client shall not indemnify, hold harmless, or defend the Indemnitees with regard to Losses of any kind or nature whatsoever to the proportionate extent that such
            Losses:


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            (i)   arise from any Indemnitee's breach of this Agreement, other than any breach of the Specified Obligations or other failure to perform any Completion Services in the manner required by this Agreement that does not arise from any Indemnitee's gross negligence or willful misconduct;

            (ii) arise from any Indemnitee's gross negligence or willful misconduct;

            (iii) are covered by the collected proceeds of any insurance policy covering the applicable Project, to the extent of such proceeds;

            (iv)  are the responsibility of WGI Delaware under the WGI Guaranty;
                  or

            (v) arise under or relate to the prior performance of any of the Project Agreements or any other subcontract, vendor contract or other contract relating to any Project that were rejected by Consultant or any Affiliates and that was asserted or could have been asserted as a claim (as defined in Section 101(5) of the Bankruptcy Code) against the Debtors, or any of them, as part of the Bankruptcy Case.

      d) Solely with respect to the Ratchaburi project, the Client shall also indemnify Consultant and its affiliates for valid claims of General Electric Company and its affiliates (collectively, "GE") for payments made and liabilities incurred to vendors and subcontractors of Consultant and its affiliates after May 14, 2001 and prior to the date of this Agreement as a result of the non-performance by Consultant and its affiliates during this period.

7.    FORCE MAJEURE

      Any delay or failure of Consultant in performing its required obligations hereunder shall be excused if and to the extent it is caused by a Force Majeure event. A "Force Majeure" event shall mean an event due to any cause or causes beyond the reasonable control of Consultant and shall include, but not be limited to, acts or orders of any governmental body or changes in laws or government regulations or interpretations or application thereof, acts or omissions of Client or its other consultants, acts of God, war, riot, fire, flood, explosion, hurricane, tornado, epidemic, earthquake, transportation accidents, terrorism, sabotage or strikes. In such event, the time for performance hereunder shall be extended for a period of time sufficient to overcome the effects of such delay, and Consultant's compensation shall be equitably adjusted to reflect any increased costs of performance of the Completion Services.

8.    INSURANCE

      a) Upon Client's written request, Consultant shall effect and maintain insurance with the following limits:

            (i) Workers' compensation for statutory limits in compliance with the applicable state and federal laws and employers' liability with a limit of $2,000,000.

            (ii) Comprehensive general liability including products/completed operations, contractual coverage for the indemnification provisions set forth in Section 4(a)


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                  and broad form property damage with the limits of $5,000,000 any occurrence and in the aggregate, combined for bodily and personal injury and property damage.

            (iii) Automobile liability including owned, non-owned, and leased automobiles with the limits of $5,000,000 any one occurrence and in the aggregate, combined single limit for bodily injury and property damage.

            (iv) Professional liability with a limit of $10,000,000 and a deductible or self insured retention of $2,000,000 for any one occurrence and in the aggregate.

      b) If requested by Client, Consultant shall furnish to Client certificates of insurance signed by the insurers, indicating that policies with respect to the aforementioned insurance have been issued and that such policies contain provisions regarding prior notification of cancellation.

      c) Consultant and Client each waive all rights of recovery against a loss occurring to property of the other, to the extent that such waivers do not invalidate the property insurance of either.

      d) In the event Client makes a claim against Consultant covered by the professional liability insurance coverage, Client shall receive any proceeds resulting from such claim net of the deductible or self insured retention by Consultant or its Affiliates.

      e) To the extent permitted under the applicable Project Agreements, Client and Consultant agree that any insurance coverage provided by the project owners under the Project Agreements shall be primary, and that insurance provided by Consultant shall be excess and non-contributory.

      f) Client and Consultant also agree to review any insurance coverage provided by project owners under the applicable Project Agreements so that the coverages required to be maintained in Section 8(a) may be reduced and the resultant cost can be reduced, each at the mutual agreement of Client and Consultant.

9.    WAIVER OF CONSEQUENTIAL DAMAGES

      As it relates to performance of Completion Services under this Agreement, neither Consultant nor Client nor their respective employees, officers, directors, affiliates, consultants, agents and subcontractors or suppliers of any tier, if any, shall be liable for any special, indirect, punitive, exemplary, incidental, or consequential damages of any nature, including, without limitation, any loss of actual or anticipated profits or revenues, loss by reason of shutdown, operation, non-operation, or increased expense of operation, loss of use, cost of capital, cost of replacement power and any other loss due to power outages, damage to or loss of property or equipment of Client or project owners, or claims of customers of Client or project owners, regardless of whether due to or based upon delay, contract, warranty, tort, negligence, strict liability, error or omission, indemnity or otherwise.

10.   HAZARDOUS SUBSTANCE

      a) Consultant shall not be liable or responsible for any hazardous waste, toxic substance, pollution or contamination that (i) Consultant does not introduce into or onto a Project site in a manner that violates this Agreement or the applicable Work Order; and (ii) that is not used, generated, treated or handled by Consultant, at any time, on the Project site(s) in a manner that violates this Agreement or the applicable Work Order.

      b) Consultant shall not introduce any hazardous waste, toxic substance, pollution or contamination into any Project site without the prior authorization of Client, other than materials, fuels or substances used in the ordinary course of performing Client's obligations under this Agreement and the applicable Work Order.

      c) Client shall indemnify Consultant for any direct loss or liability sustained by Consultant to the proportionate extent such loss or liability is associated with any such hazardous waste, toxic substance, pollution or contamination that does not fall within the scope of (a)(i) or (a)(ii) above.

11.   CHANGES

      Client may from time to time seek to modify, extend or enlarge the Completion Services being performed with respect to a particular Project by written instructions to Consultant to perform additional Completion Services, modify the schedule or direct the omission of work previously ordered. In the event Client requests that Consultant perform additional Completion Services, or make other modifications to the Completion Services, the existing Work Order will be revised to reflect such changes. In no event, however, shall Consultant be obligated to perform such additional services or modify or extend such services without prior written amendment to an existing Work Order signed by Client and accepted in writing by Consultant. In addition, Client may from time to time direct Consultant to cease performing one or more of the Completion Services that Consultant had been previously performing. Costs associated with the Completion Services contemplated prior to the change that had been incurred prior to the time the change could reasonably take effect, any field demobilization costs required as a result of the termination of work or change in scope, and any additional Completion Services requested by Client to be performed in connection with such termination of work or change in scope, shall all constitute Allowable Costs hereunder to the extent incurred in accordance with the rates and charges referred to in
      SCHEDULE 12(a).

12.   PAYMENT TERMS

      a) WORK ORDERS. All payment terms shall be as specified in the applicable Work Order for any Project. In general, and unless specifically set forth and agreed by Client and Consultant to the contrary in this Agreement or such Work Order, Consultant shall be paid, in advance, for all Allowable Costs, plus a fee in the amount of 7.50% of such Allowable Costs (the "FEE"). Unless otherwise provided in the applicable Work Order, Allowable Costs will be calculated in accordance with the terms and conditions set forth on
            SCHEDULE 12(a).

      b) DEFAULT BUDGET; FUNDING; RECONCILIATION. Unless otherwise agreed to by the Parties in a Work Order, for any Project for which Consultant shall perform any Completion Services:

                  (i) Consultant shall prepare a budget, and semi-monthly
            updates, containing Consultant's reasonable estimate of the anticipated costs of performing such services through completion of such services, broken down by cost element;

                  (ii) Consultant shall notify Client no less than fourteen (14)
            days in advance of the start of any two week period in which services are to be performed of the anticipated Allowable Costs to be expended by Consultant for such two week period, and at the request of Client, Consultant shall meet and confer with Client regarding the amounts to be funded thereby;

                  (iii) no less than (3) business days in advance of such
            two-week period, Client shall wire funds to Consultant for such two week period, in an amount not less than the amount requested by Client, or the amount agreed to by the Parties after having met and conferred, taking into account any credits or debits from any prior period; and

                  (iv) Consultant shall provide a monthly reconciliation to
            Client, no later than twenty one (21) days following the end of any month in which services were performed, of the costs actually incurred during such month, and the Parties shall make such debits or credits as are appropriate.

      c) IN HOUSE COSTS. Consultant may include as Labor Costs the costs of in-house counsel and other administrative personnel performing any of the Completion Services, provided the costs of such personnel are incurred in connection with, and budgeted or otherwise approved in compliance with, the applicable Work Order and provided further that any use of in-house tax personnel must be approved in advance by Client.

      d) NO PRIOR AMOUNTS. No amounts spent by Consultant or its Affiliates on a Project that were spent prior to, or not in connection with this Agreement, shall constitute an Allowable Cost (or an Accrued
            Cost), unless such amounts are approved by Client, in writing, in a Work Order for such Project pursuant to the terms hereof. Client has previously approved the Allowable Costs relating to certain Projects listed on SCHEDULE 12(c) hereto, and such Allowable Costs shall be paid within five (5) business days after the date of this Agreement. Certain other costs listed on SCHEDULE 12(c) are subject to review and mutual agreement as described in SCHEDULE 12(c).

      e) NO DUPLICATION. No amount payable by Client under this Agreement, for Allowable Costs, for indemnity, or otherwise, shall be payable, or paid, to Consultant more than once. Consultant shall not include any item in any request for payment or reimbursement for which Consultant has already been paid by Client under any other agreement or arrangement with respect to the Project.

      f) AUDIT RIGHTS. Client shall have reasonable access during normal business hours to Consultant's books and records as necessary to verify the number of man-hours actually charged in a given work week, all Out-of-Pocket costs, including subcontractor and vendor payments, any Taxes, and the application of the appropriate rates and multipliers to the man-hours charged. Client shall not have audit rights with respect to the agreed upon multiplier rates set forth in SCHEDULE 12(a) for Labor Costs and certain Out-of-Pocket Costs.

      g) TAX COOPERATION. Consultant shall cooperate with Client, prior to or following the expiration or earlier termination of this Agreement, to obtain Tax refunds from any applicable taxing authorities for the benefit of Client, for any Taxes paid by Client, or reimbursed to Consultant, pursuant to this Agreement, or any other prior arrangement between the Parties. Client shall compensate Consultant (at rates and fees substantially similar to the rates and fees for work or services performed hereunder) for any work performed under this paragraph (f) following the termination or expiration of this Agreement. The parties shall endeavor to minimize Taxes payable in connection with the Completion Services, to the extent permitted by law. Any refunds for Taxes that are governed by the Tax Agreement will be pursued and remitted as provided in the Tax Agreement.

      h) SET OFF. Client agrees to fund its obligations to make payments pursuant to the applicable Work Order notwithstanding any right of set-off or recoupment that Client may have or allege against any sums due under this Agreement.

13.   INDEPENDENT CONSULTANT

      Consultant is an independent contractor. Neither Consultant, nor any of its employees, are or shall be deemed to be agents or employees of Client. Notwithstanding anything else to the contrary in this Agreement, Consultant may at its sole discretion, discharge any of its employees for cause.

14.   OWNERSHIP OF DOCUMENTS

      All right, title and interest in all (without limitation) data, analyses, drafts, reports, drawings, prints, records, notebooks, manuals, computer printouts or intellectual property delivered to Client under this Agreement or generated solely in the performance of the Completion Services shall become the property of Client and such documents shall be delivered to Client upon Client's full and complete payment for such Completion Services. Client agrees to hold harmless and indemnify Consultant against any and all damages, claims, causes of action, expenses, liabilities, costs and losses, including, but not limited to, defense costs and attorneys' fees, arising out of any reuse by Client or others of the materials, data, or reports for any other projects or matters unrelated to the Projects without the written authorization of Consultant. Client expressly agrees that it shall not and is not authorized to so use any such documents without such authorization. Client hereby grants to Consultant the unrestricted, royalty free right to retain copies of these materials and to use these materials and the information contained therein, on a world wide basis, in the normal course of Consultant's business for any and all lawful purposes subject to the confidentiality provisions hereof.

      In the course of performance of its Completion Services Consultant may rely upon information supplied by Client or Client's partners, contractors, or consultants, or information available from generally accepted reputable sources without independent verification. Consultant shall have no liability for defects in its Completion Services attributable to Consultant's reliance upon or use of data, design criteria, drawings, specifications or other information furnished by Client.

15.   TERMINATION AND SUSPENSION

      a) Client shall have the right to terminate this Agreement prior to completion of the Completion Services after delivery of ten (10) days written notice to Consultant, in which event Client shall pay Consultant all amounts due up to the effective date of termination plus all Allowable Costs incurred in connection with field demobilization required as a result of such termination. To the extent that Client requests that Consultant perform services post-termination, Consultant shall be paid its actual costs, based upon Allowable Costs, plus Fees.

      b) Consultant may suspend performance on a Work Order for non-payment of amounts due on a Work Order after five (5) days notice. In addition, Consultant may terminate performance under such Work Order after thirty (30) days cumulative suspension for non-payment.

      c) In the event that Client or Consultant terminates the Completion Services with respect to a particular Work Order (a "PARTIAL TERMINATION") or this Agreement is terminated pursuant to paragraph
            a) above, any and all amounts previously paid to Consultant and not disbursed to pay Allowable Costs or Fee pursuant to the applicable Work Order, in the case of a Partial Termination only insofar as it relates to the applicable Work Order, shall be immediately disbursed to Client, inclusive of all interest thereon or credits owing thereto, without any set-off or deduction of any kind other than Allowable Costs to be reimbursed pursuant to this Agreement, including Consultant's field demobilization costs that are reimbursable pursuant to this Agreement, plus the portion of any Fee earned prior to the date of termination. Consultant will also remit directly back to Client any and all amounts received under this Agreement that remain unspent as of the termination date, in the case if a Partial Termination only insofar as it relates to the applicable Project.

16.   TERM

      Unless otherwise specified, the term of this Agreement shall be no more than five (5) years from the Effective Date, subject to earlier termination as herein provided. In addition, provided that Consultant provides ninety (90) days' prior written notice, Consultant will not be required to provide Completion Services after the second anniversary of the date of this Agreement and at any time thereafter, Consultant shall be permitted to terminate this Agreement or any Work Order, insofar as it relates to any Completion Services, upon ninety (90) days written notice to Client. Consultant and Client may mutually agree upon an extension of this Agreement. Such extension must be in writing and signed by both Consultant and Client.

17.   CLIENT ACCESS

      a) For purposes of the overall administration of this Agreement, Client and Consultant shall each appoint a single representative (the "PROJECT LIAISONS"), who shall coordinate all matters relating to this Agreement. If and to the extent that the Consultant's Project Liaison performs services for Consultant that are related to this Agreement, the costs related to such services shall constitute Allowable Costs related to this Agreement.

      b) WORK ORDER LIAISONS. As noted in Section 2, the applicable Work Order will designate the "Work Order Liaisons" for the Projects. For purposes of administering this Agreement each party shall be entitled to rely upon the direction of the other party's Work Order Liaison.

      c) CLIENT ACCESS. Client will be entitled to place a reasonable number of employees, consultants or representatives on-site at the applicable Project and, during regular business hours, at the Consultant's Princeton offices to observe and supervise the performance by the Consultant of its obligations under this Agreement, and Client and its representatives, including any third party consultant retained by Client, will be permitted to have access to and examine and take copies of any documents, books, records, materials and other information, whether in tangible or electronic form, relating to the applicable Project, including any and all engineering, procurement and construction documents, purchase orders, invoices, specifications, progress reports, plans and designs. With regards to access to Consultant's Princeton, New Jersey, offices, (i) access shall be given during normal business hours, and (ii) Client's personnel shall be subject to Consultant's prior approval, such approval not to be unreasonably withheld or delayed. In addition to those personnel subject to the foregoing approval process, Consultant expressly will pre-approve and permit the persons listed on SCHEDULE 17 to have access to the Princeton facilities. The Consultant shall provide Client with copies of all internal and external project reports and correspondence as generated or received relating to the applicable Project. The Project Liaisons will conduct periodic Project reviews and progress meetings as requested by Client. The Consultant shall not designate a replacement Project Liaison without the consent of Client, which consent shall not be unreasonably withheld or delayed. Consultant's costs in complying with the obligations contained in this Section 17 shall constitute Allowable Costs.

18.   DISPUTE RESOLUTION

      a) All disputes or claims arising in respect of a particular Project shall be referred to the Project Liaisons for settlement. In the event no settlement can be reached pursuant to the preceding sentence within one (1) week, then senior management of Client and Consultant shall attempt to resolve such dispute or claim within ten
            (10) business days. In the event the senior management cannot settle such disputes or claims, such disputes or claims shall be settled pursuant to the arbitration procedures set forth in
            Section 18(b) hereof.

      b)    (i)   Subject to the other provisions of this Section 18, any
                  party hereto may commence arbitration in conformity with and under the rules of the American Arbitration Association
                  ("AAA"), and, notwithstanding anything to the contrary contained herein, such arbitration shall be governed by and construed in accordance with the laws of the State of New
                  York, USA.

            (ii) The arbitral tribunal shall consist of three arbitrators. Each party hereto shall appoint one arbitrator with, in the case of a dispute of a technical nature, knowledge and experience in such technical matters. The two arbitrators so appointed shall appoint the third arbitrator who shall serve as the chairman of the arbitral tribunal. If a party fails to appoint its arbitrator within a period of ten (10) days after receiving notice of the arbitration, or if the two arbitrators appointed cannot agree on the third arbitrator within a period of ten
                  (10) days after appointment of the second arbitrator, then such third arbitrator shall be appointed pursuant to the procedures of the AAA Rules.

            (iii) In the event an arbitrator is appointed pursuant to the last sentence of the foregoing subsection (ii), such arbitrator shall be a person with experience in commercial agreements and, in particular, the implementation and interpretation of contracts relating to the design, engineering, construction, operation and maintenance of international electrical power generating facilities which have been financed on a limited recourse basis (and if the dispute concerns a technical issue, a person who has knowledge and experience in technical matters). No arbitrator shall be a present or former employee or agent of, or consultant or counsel to, either party hereto or any affiliate thereof.

            (iv) The arbitration shall be conducted in New York, New York, U.S.A., and shall apply English as the language of the arbitration proceedings. All documents or evidence presented at such arbitration in a language other than in English shall be accompanied by a certified English translation thereof. The arbitrators shall apply, and shall be bound by, the applicable rules of law and the terms of this Agreement. Unless the Parties hereto agree otherwise in writing, the arbitrators shall be permitted to order the parties to an arbitration to engage in discovery (including the taking of depositions). The arbitrators shall decide the dispute by majority of the arbitral tribunal and shall state in writing the reasons for its decision. Any monetary award of the arbitral tribunal shall be denominated in U.S. dollars and shall be paid by the earlier of (i) the time period specified by the arbitral tribunal and (ii) thirty (30) days after the arbitral tribunal notifies the parties of receiving such award. The parties agree to direct the arbitral tribunal to complete the arbitration proceeding, and issue a decision, within sixty (60) days after the submission of the request for arbitration.

            (v) The parties hereby waive any rights to appeal or to review such award by any court or tribunal, and such award shall be final and binding. The parties hereto further undertake to carry out without delay the provisions of any arbitral award or order, and each agrees that any such award or order shall be conclusive and may be enforced in any jurisdiction (and the parties shall submit to any such jurisdiction) by suit on the arbitral award or by any other manner provided by law. A party may disclose the contents of an award of the arbitral tribunal on to affiliates, governmental authorities or other persons as required by applicable law.

            (vi) The costs of such arbitration shall be determined by and allocated between the parties by the arbitral tribunal in its award.

            (vii) Unless the parties hereto otherwise agree, no dispute, controversy or claim hereunder shall be consolidated with any other arbitrable proceeding involving any third party.

19.   GUARANTEES

      a) WGI GUARANTY. WGI Delaware shall unconditionally and irrevocably guaranty to Client and its designees hereunder, the due and prompt performance and payment when due of each and every obligation, responsibility, undertaking, representation, warranty, covenant and agreement of Consultant under this Agreement, in the form of
            SCHEDULE 19 attached hereto (the "WGI GUARANTY").

20.   GENERAL

      a) Client and Consultant each represent and warrant that this Agreement has been duly authorized, executed and delivered and constitutes its binding agreement enforceable against it subject to the application of bankruptcy and other laws affecting creditor's rights and to the application of equitable principles.

      b) This Agreement (including all Work Orders) together with the Settlement Agreement supersedes all prior written and/or oral contracts and agreements that may have been made or entered into between Client and Consultant regarding the subject matter hereof, including but not limited to any and all proposals, oral or written, and all communications between the parties relating to this Agreement, and constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. No amendment to this Agreement shall be enforceable unless in writing and signed by both parties hereto. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against any Party.

      c) Subject to Section 9.406 of the Uniform Commercial Code (as revised), this Agreement may not be assigned by Consultant or Client in any way, including by operation of law, unless mutually agreed to in writing.

      d) All notices, demands and other communications hereunder regarding any breach, consent, waiver, termination, indemnification, or any proposed amendment to, or modification of, this Agreement, shall be in writing or by facsimile, and shall be deemed to have been duly given, (i) on the day such notice is delivered personally, (ii) on the business day such notice is sent by facsimile, provided such notice is sent during the normal business hours of the recipient (and if sent after such hours, on the following business day), with a confirmation copy sent by overnight courier or certified mail,
            (iii) one business day after being sent by overnight courier, or
            (iv) four business days after being mailed by certified mail, return receipt requested, postage prepaid, as follows:

                  If to Client, to:

                  Raytheon Company
                  141 Spring Street
                  Lexington, MA 02173
                  Attention: General Counsel
                  Telephone: (781) 860-2681
                  Facsimile: (781) 860-2924

                  Raytheon Engineers & Constructors
                     International, Inc.
                  141 Spring Street
                  Lexington, MA 02173
                  Attention: General Counsel
                  Telephone: (781) 860-2681
                  Facsimile: (781) 860-2924


                  with a copy sent contemporaneously to:

                  Bingham Dana LLP
                  150 Federal Street
                  Boston, MA 02110
                  Attention: John R. Utzschneider, Esq.
                  Telephone: (617) 951-8852
                  Facsimile: (617) 951-9736

                  If to Washington to:
                  720 Park Boulevard
                  Boise, Idaho 83712
                  Attention: Richard D. Parry, Esq.
                  General Counsel
                  Telephone: (208) 386-5199
                  Facsimile: (208) 386-5220

                  With a copy sent contemporaneously to:

                  Kevin T. Colby
                  Vice President - Contracts
                  Washington Group International, Inc.
                  510 Carnegie Center
                  Princeton, New Jersey 08543
                  Telephone: (609) 720-2913
                  Facsimile: (609) 720-2675

      e) This Agreement shall not provide for and Consultant will not be considered to have rendered any legal or financial opinions regarding the feasibility for generating or selling electrical power or thermal energy.

      f) GOVERNING LAW; EXCLUSIVE VENUE; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without regard to the conflict of law rules thereof other than Section 5-1401 of the General Obligations Law of the State of New York. Any action or other proceeding brought under or in connection with this Agreement and the transactions contemplated hereby shall be brought and heard only in an appropriate state or federal court located in the State of New York, U.S.A. Each of Consultant and Client acknowledge and agree that such courts shall have exclusive jurisdiction to interpret and enforce the provisions of this Agreement, and each of them hereby waives any and all objections that they might have as to personal jurisdiction or venue in any of the above courts. Nothing contained in this Section 20(f) is intended to limit the applicability of Section 18 hereof. In the event of any conflict between the second and third sentences of this Section 20(f) and the terms and provisions of Section 18, the terms of Section 18 shall control.

      g) HEADINGS. The headings in this Agreement are for convenience only, and shall not affect the interpretation hereof.

      h) NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein. For the avoidance of doubt, no Raytheon Party by virtue of this Agreement is assuming or creating any obligation or duties to parties not signatory hereto.

      i) WAIVER OF JURY TRIAL. Each party hereto waives its rights to a jury trial with respect to any action or claim arising out of any dispute in connection with this Agreement or other document or subcontract executed in connection with performance of the services under this Agreement.

      j) PUBLIC STATEMENTS. Any press release or other public statement regarding the subject matter of this Agreement shall be subject to the prior review and approval of the other party hereto, with such approval not to be unreasonably withheld or delayed.

      k) SURVIVAL. The provisions of Sections 1, 2(g), 2(h), 3, 4(a), 4(b), 5, 6, 7, 8, 9, 10, 12, 13, 14, 15, 16, 17, 18, 19 and 20 and any
            other provisions of this Agreement providing for limitation of or protection against liabilities between the parties hereto shall survive termination of the Agreement and/or completion of the Completion Services hereunder.

      l) COUNTERPARTS. This Agreement may be executed by Client and Consultant each on separate counterparts and by facsimile, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same document.

                           [Signature Page to Follow]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement for Consulting and Professional Services to be duly executed by their duly authorized representatives as of the day and year first above mentioned.

                                    RAYTHEON COMPANY


                                    By: /s/ Neal E. Minehan
                                       -----------------------------------------
                                          Name:  Neal E. Minehan
                                               ---------------------------------
                                          Title:  Senior Vice President
                                                   and General Counsel
                                               ---------------------------------


                                    RAYTHEON ENGINEERS & CONSTRUCTORS
                                    INTERNATIONAL, INC.


                                    By: /s/ William J. Ferguson Jr.
                                       -----------------------------------------
                                          Nane:  William J. Ferguson Jr.
                                               ---------------------------------
                                          Title:  Senior Vice President,
                                                   Secretary and General Counsel
                                                --------------------------------



                                    WASHINGTON GROUP INTERNATIONAL, INC.,
                                    an Ohio corporation


                                    By: /s/ Richard D. Parry
                                       -----------------------------------------
                                          Name:  Richard D. Parry
                                               ---------------------------------
                                          Title:  Senior Vice President
                                                   and General Counsel
                                               ---------------------------------


SEEN AND CONSENTED TO:

OFFICIAL COMMITTEE OF
UNSECURED CREDITORS




By: /s/ Patrick A. Murphy
   -----------------------------------------
      Name:  Patrick A. Murphy
           ---------------------------------
      Title:  Counsel
           ---------------------------------